                                                                    Exhibit 19.1


                          INFOSYS TECHNOLOGIES LIMITED
             Report for the second quarter ended September 30, 2002



                                 [INFOSYS LOGO]

At a glance - Indian GAAP (Non-consolidated financials)

                                                 Rs. in crore, except per share data
                                      --------------------------------------------------------
                                        Quarter ended           Half year ended
                                        September 30,             September 30,     Year ended
                                      ----------------       --------------------    March 31,
                                       2002      2001          2002        2001       2002
                                      ------    ------       --------    --------    --------
For the period
Total revenue                         879.57    650.13       1,644.19    1,262.65    2,603.59
Export revenue                        857.23    638.27       1,607.75    1,234.57    2,552.47
Operating profit (PBIDTA)             323.24    258.91         598.17      499.43    1,037.63
PBIDTA/ revenues(%)                    36.75%    39.82%         36.38%      39.55%      39.85%
Profit after tax (PAT)                225.77    201.56         442.62      391.59      807.96
PAT/revenues(%)                        25.67%    31.00%         26.92%      31.01%      31.03%
Earnings per share(*)(par value of
  Rs. 5 each, fully paid)
   Basic                               34.10     30.47          66.87       59.19      122.12
   Diluted                             33.90     30.39          66.41       59.05      121.37
Dividend per share                        NA        NA          12.50        7.50       20.00
Dividend amount                           NA        NA          82.76       49.63      132.36
Capital expenditure                    44.02    129.75          97.80      231.49      322.74

At the end of the period
Total assets                                                 2,443.32    1,742.48    2,080.31
Fixed assets - net                                             753.53      713.65      718.24
Cash and cash equivalents                                    1,289.34      714.85    1,026.96
Working capital                                              1,623.01      965.75    1,293.41
Total debt                                                         --          --          --
Net worth                                                    2,443.32    1,742.48    2,080.31
Equity                                                          33.10       33.08       33.09
Market capitalization                                       22,552.46   15,878.57   24,654.33


Note: Market capitalization is calculated by considering the share price at National stock exchange on the shares outstanding at the period/ year end.

(*)EPS figures have been calculated for the period and have not been annualized.

                                  Total Revenue

                               [PERFORMANCE GRAPH]

Year ended March 31, 2002            2,603.59
Quarter ended September 30, 2001       650.13
Quarter ended September 30, 2002       879.57

                                     Exports

                               [PERFORMANCE GRAPH]

Year ended March 31, 2002            2,552.47
Quarter ended September 30, 2001       638.27
Quarter ended September 30, 2002       857.23

                      Net Profit from Ordinary Activities

                              [PERFORMANCE GRAPH]

Year ended March 31, 2002              807.96
Quarter ended September 30, 2001       201.56
Quarter ended September 30, 2002       225.77

Letter to the shareholder

Dear shareholder,

We are delighted to report another quarter of robust revenue growth. Our Indian GAAP revenues grew by 15.03% over Q1 FY2003 while net profits from ordinary activities witnessed an increase of 4.11%. Our cash flows during the quarter amounted to Rs. 200.11 crore. Your company has declared an interim dividend of Rs. 12.50 per share (250% on an equity share of par value of Rs. 5 each). Our employee addition during this quarter has been the highest -- gross addition of 2,065 for the quarter, including 328 lateral hires; net employee addition for the quarter stood at 1,806.

The economic environment continues to be very challenging. At the same time, there is an increased acceptance of the offshore outsourcing model. Customers are demanding more ROI and reduced risk. In this environment, our superior delivery capabilities and financial strength have accelerated revenue growth beyond our initial projections. In fact, we have increased our guidance for revenue and EPS for this fiscal.

Our US GAAP revenues grew by 16.1% for the quarter as compared to the quarter ended June 30, 2002. Revenue growth comprised of a volume growth of 11.7% and a price growth of 4.4%, over the previous quarter.

Our utilization rates improved during the quarter and we were able to maintain gross margins despite having an increased share of revenues from onsite work. We enhanced our investments in sales and marketing and we are aggressively pursuing our goal to be an integrated, end-to-end technology solutions provider.

We added 18 new clients during the quarter. Significant wins include marquee names such as Porsche AG, the world leader in designing and manufacturing of sports cars, Commonwealth Industries, an aluminum manufacturer in the US, Arrow Electronics in the US, one of the world's largest distributors of electronic components and computer products, Cerebrus Solutions, provider of fraud management solutions for wireless operators, Vcommerce Corporation, a leading supply chain execution solutions provider in the US and The Security Benefit Group of Companies, one of the five largest asset management institutions in Switzerland.

Our business consulting services continue to help companies obtain benefits through enterprise-wide initiatives. We defined steps to improve operations and to support expansion plans of the corporate finance division of one of the top three banks in Australia. We created a divisional Balanced Scorecard for the human resources and customer facing units of the fifth largest ocean transportation company in the world.

Our banking business further strengthened its presence during the quarter. In Nigeria, we have formed an alliance with Kakawa Discount, a discount house formed by a consortium of key banks. In addition, First Bank of Nigeria, the largest commercial bank in West Africa, signed up for our banking products. Further, UTI Bank became the first client to sign up for the Infosys Loan Origination system built on FINACLE(TM) CRM infrastructure.

During the quarter, Phaneesh Murthy resigned from the company's Board of Directors and from his role as Head -- Sales & Marketing and Communications and Product Services (CAPS) effective July 23, 2002. We appointed Basab Pradhan as Senior Vice President and Head -- Worldwide Sales, taking over part of Phaneesh Murthy's portfolio.

In the sexual harassment litigation that the company is facing, we initiated voluntary settlement discussions with the plaintiff. However, it appears that the settlement may not be possible in the near term and the lawsuit may go to trial. No trial date has been set yet. We will vigorously defend this matter. However, the results of such a lawsuit are difficult to predict. Accordingly, an unfavorable resolution of this lawsuit could adversely impact our results of operations or our financial condition.

During the quarter, we were assessed at Level 5 on the SEI PCMM model, becoming the first company in the world to be assessed at the Optimizing level on the updated version 2.0 of the model. The model helps us increase our ability to attract, develop, motivate, organize and retain the talent needed to continuously improve our software development capabilities.

Overall, it has been an exciting quarter of growth. Infoscions, through their hard work and dedication have helped achieve this. On your behalf, we thank our fellow Infoscions for their continuing efforts to delight our customers.



                       /s/ S. GOPALAKRISHNAN          /s/ NANDAN M. NILEKANI
                       ----------------------------   ----------------------------------
Bangalore              S. Gopalakrishnan              Nandan M. Nilekani
October 10, 2002       Chief Operating Officer        Chief Executive Officer, President
                       and Deputy Managing Director   and Managing Director

Auditors' report

We have audited the attached Balance Sheet of Infosys Technologies Limited (the Company) as at September 30, 2002, the Profit and Loss Accounts and Cash Flow Statements of the Company for the quarter and half-year ended on that date, annexed thereto. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in India. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

We report as follows:

(a) we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purposes of our audit;

(b) in our opinion, proper books of account have been kept by the Company so far as appears from our examination of those books;

(c) the Balance Sheet and the Profit and Loss Accounts dealt with by this report are in agreement with the books of account;

(d) in our opinion, the Balance Sheet, the Profit and Loss Accounts and the Cash Flow Statements comply with the Accounting Standards issued by the Institute of Chartered Accountants of India, to the extent applicable; and

(e) in our opinion and to the best of our information and according to the explanations given to us, the said accounts give a true and fair view in conformity with the accounting principles generally accepted in India:

     (i) in the case of the Balance Sheet, of the state of affairs of the Company as at September 30, 2002;

     (ii) in the case of the Profit and Loss Accounts, of the profit of the Company for the quarter and half year ended on that date; and

     (iii) in the case of the Cash Flow Statements, of the cash flows of the Company for the quarter and half year ended on that date.

                                                         for Bharat S Raut & Co.
                                                           Chartered Accountants

                                                              S Balasubrahmanyam
                                                                         Partner

Bangalore
October 10, 2002

Balance sheet as at

                                                   in Rs. crore
                                         -------------------------------
                                            September 30,
                                         -------------------   March 31,
                                           2002       2001       2002
                                         --------   --------   --------
SOURCES OF FUNDS
SHAREHOLDERS' FUNDS

Share capital                               33.10      33.08      33.09
Reserves and surplus                     2,410.22   1,709.40   2,047.22
                                         --------   --------   --------
                                         2,443.32   1,742.48   2,080.31
                                         ========   ========   ========

APPLICATION OF FUNDS
FIXED ASSETS

Original cost                            1,137.72     788.09     960.60
Less: Depreciation and amortization        476.54     310.63     393.03
                                         --------   --------   --------
Net book value                             661.18     477.46     567.57
Add: Capital work-in-progress               92.35     236.19     150.67
                                         --------   --------   --------
                                           753.53     713.65     718.24
INVESTMENTS                                 33.20      44.44      44.44
DEFERRED TAX ASSETS                         33.58      18.64      24.22
CURRENT ASSETS, LOANS AND ADVANCES
Sundry debtors                             458.25     343.60     336.73
Cash and bank balances                     986.85     427.69     772.22
Loans and advances                         870.16     623.26     643.87
                                         --------   --------   --------
                                         2,315.26   1,394.55   1,752.82
Less: Current liabilities                  262.36     179.75     126.11
      Provisions                           429.89     249.05     333.30
                                         --------   --------   --------
NET CURRENT ASSETS                       1,623.01     965.75   1,293.41
                                         --------   --------   --------
                                         2,443.32   1,742.48   2,080.31
                                         ========   ========   ========


SIGNIFICANT ACCOUNTING POLICIES AND NOTES ON ACCOUNTS

The schedules referred to above and the notes thereon form an integral part of the Balance sheet.

This is the Balance sheet referred to in our report of even date.

for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam   N. R. Narayana Murthy        Nandan M. Nilekani          S. Gopalakrishnan              Deepak M. Satwalekar
Partner               Chairman and Chief Mentor    Chief Executive Officer,    Chief Operating Officer and    Director
                                                   President and Managing      Deputy Managing Director
                                                   Director

                      Marti G. Subrahmanyam        Jitendra Vir Singh          Omkar Goswami                  Larry Pressler
                      Director                     Director                    Director                       Director

                      Claude Smadja                Rama Bijapurkar             K. Dinesh                      S. D. Shibulal
                      Director                     Director                    Director                       Director

                      T. V. Mohandas Pai           Srinath Batni               V. Balakrishnan
Bangalore             Director and Chief           Director                    Company Secretary and
October 10, 2002      Financial Officer                                        Vice President - Finance

Profit and loss account for the

                                                                           in Rs. crore except per share data
                                                          ----------------------------------------------------------------------
                                                                 Quarter ended              Half year ended
                                                                  September 30,              September 30,            Year ended
                                                          -------------------------    --------------------------     March 31,
                                                              2002          2001          2002          2001            2002
                                                          -----------   -----------    -----------    -----------    -----------
INCOME

Software services and products
    Overseas                                                   857.23        638.27       1,607.75       1,234.57       2,552.47
    Domestic                                                    22.34         11.86          36.44          28.08          51.12
                                                          -----------   -----------    -----------    -----------    -----------
                                                               879.57        650.13       1,644.19       1,262.65       2,603.59
SOFTWARE DEVELOPMENT EXPENSES                                  424.49        306.95         801.88         592.51       1,224.82
                                                          -----------   -----------    -----------    -----------    -----------
GROSS PROFIT                                                   455.08        343.18         842.31         670.14       1,378.77
SELLING AND MARKETING EXPENSES                                  69.33         33.46         124.42          61.11         129.79
GENERAL AND ADMINISTRATION EXPENSES                             62.51         50.81         119.72         109.60         211.35
                                                          -----------   -----------    -----------    -----------    -----------
                                                               131.84         84.27         244.14         170.71         341.14

OPERATING PROFIT (PBIDTA)                                      323.24        258.91         598.17         499.43       1,037.63
Interest                                                           --            --             --             --             --
Depreciation & amortization                                     46.24         39.01          86.71          74.49         160.65
                                                          -----------   -----------    -----------    -----------    -----------

OPERATING PROFIT AFTER INTEREST,
DEPRECIATION AND AMORTIZATION                                  277.00        219.90         511.46         424.94         876.98
Other income                                                    17.53         14.66          42.42          28.15          66.41
Provision for investments                                       23.76            --          23.76             --             --
                                                          -----------   -----------    -----------    -----------    -----------
PROFIT BEFORE TAX                                              270.77        234.56         530.12         453.09         943.39
Provision for taxation                                          45.00         33.00          87.50          61.50         135.43
                                                          -----------   -----------    -----------    -----------    -----------
NET PROFIT AFTER TAX                                           225.77        201.56         442.62         391.59         807.96
                                                          -----------   -----------    -----------    -----------    -----------
AMOUNT AVAILABLE FOR APPROPRIATION                             225.77        201.56         442.62         391.59         807.96
                                                          -----------   -----------    -----------    -----------    -----------
DIVIDEND

    Interim                                                     82.76         49.63          82.76          49.63          49.63
    Final                                                          --            --             --             --          82.73
    Dividend Tax                                                   --          5.06             --           5.06           5.06
Amount transferred - general reserve                               --            --             --             --         670.54
Balance in Profit and Loss Account                             143.01        146.87         359.86         336.90          --
                                                          -----------   -----------    -----------    -----------    -----------
                                                               225.77        201.56         442.62         391.59         807.96
                                                          ===========   ===========    ===========    ===========    ===========
EARNINGS PER SHARE (Equity shares, par value Rs. 5 each)
    Basic                                                       34.10         30.47          66.87          59.19         122.12
    Diluted                                                     33.90         30.39          66.41          59.05         121.37

Number of shares used in computing earnings per share
    Basic                                                 6,61,98,735   6,61,60,717    6,61,93,632    6,61,59,892    6,61,62,274
    Diluted                                               6,65,96,469   6,63,34,606    6,66,51,932    6,63,12,732    6,65,67,575
                                                          ===========   ===========    ===========    ===========    ===========


SIGNIFICANT ACCOUNTING POLICIES AND NOTES ON ACCOUNTS

The schedules referred to above and the notes thereon form an integral part of the Profit and Loss Account.

This is the Profit and Loss Account referred to in our report of even date.

For Bharat S. Raut & Co.
Chartered Accountants

S. Balasubrahmanyam   N.R. Narayana Murthy         Nandan M. Nilekani          S. Gopalakrishnan              Deepak M. Satwalekar
Partner               Chairman and Chief Mentor    Chief Executive Officer,    Chief Operating Officer and    Director
                                                   President and Managing      Deputy Managing Director
                                                   Director

                      Marti G. Subrahmanyam        Jitendra Vir Singh          Omkar Goswami                  Larry Pressler
                      Director                     Director                    Director                       Director

                      Claude Smadja                Rama Bijapurkar             K. Dinesh                      S.D. Shibulal
                      Director                     Director                    Director                       Director

                      T.V. Mohandas Pai            Srinath Batni               V. Balakrishnan
Bangalore             Director and Chief           Director                    Company Secretary and
October 10, 2002      Financial Officer                                        Vice President - Finance

Schedules to the profit and loss account for the

                                                                                    in Rs. crore
                                                           ----------------------------------------------------------------
                                                               Quarter ended             Half year ended
                                                               September 30,               September 30,         Year ended
                                                           --------------------        --------------------       March 31,
                                                            2002          2001          2002          2001         2002
                                                           ------        ------        ------        ------     -----------
SOFTWARE DEVELOPMENT EXPENSES
Salaries and bonus including overseas staff expenses       343.27        242.54        640.92        466.98       976.11
Staff welfare                                                1.60          1.59          3.29          3.45         6.14
Contribution to provident and other funds                    6.81          6.32         13.27         12.48        25.63
Foreign travel expenses                                     41.22         29.27         78.28         56.47       113.12
Consumables                                                  1.26          0.69          2.42          1.08         3.22
Cost of software packages for
    own use                                                 11.30          9.10         21.06         17.06        34.44
    service delivery to clients                              0.74          2.04          7.62          6.05         9.17
Provision for post-sales client support                     (2.27)         0.95         (0.30)         1.05         3.65
Computer maintenance                                         2.52          1.72          4.38          2.90         7.11
Communication expenses                                       5.09         10.51         12.26         20.73        36.11
Consultancy charges                                         12.95          2.22         18.68          4.26        10.12
                                                           ------        ------        ------        ------       ------
                                                           424.49        306.95        801.88        592.51     1,224.82
                                                           ======        ======        ======        ======     ========

SELLING AND MARKETING EXPENSES
Salaries and bonus including overseas staff expenses        32.96         14.69         63.01         30.52        61.04
Staff welfare                                                0.18          0.05          0.31          0.17         0.27
Contribution to provident and other funds                    0.15          0.06          0.24          0.08         0.22
Foreign travel expenses                                      9.90          3.94         18.59          7.49        18.66
Consumables                                                  0.05          0.01          0.07          0.01         0.02
Cost of software packages for own use                        0.02          0.04          0.03          0.07         0.58
Communication expenses                                       0.18          0.09          0.24          0.09         0.38
Traveling and conveyance                                     0.30          1.47          0.45          2.37         3.14
Rent                                                         1.20          1.56          2.11          2.62         4.30
Telephone charges                                            1.46          0.79          2.52          1.52         3.26
Professional charges                                         2.97          1.45          5.24          2.11         5.90
Printing and stationery                                      0.40          0.37          0.77          0.74         1.55
Advertisements                                               0.24          0.03          0.40          0.03         0.31
Brand building                                               9.37          5.80         17.36          7.66        13.16
Office maintenance                                           0.35          0.06          0.50          0.13         0.31
Repairs to plant and machinery                                 --            --            --          0.01         0.01
Power and fuel                                               0.07          0.02          0.11          0.04         0.06
Insurance charges                                            0.01            --          0.03            --           --
Rates and taxes                                              0.12          0.01          0.23          0.24         0.33
Bank charges and commission                                  0.03          0.01          0.04          0.02         0.03
Commission charges                                           4.70          1.49          6.22          2.01        10.82
Marketing expenses                                           2.20          1.11          3.31          2.65         4.67
Sales promotion expenses                                     0.05          0.10          0.20          0.21         0.44
Other miscellaneous expenses                                 2.42          0.31          2.44          0.32         0.33
                                                           ------        ------        ------        ------       ------
                                                            69.33         33.46        124.42         61.11       129.79
                                                           ======        ======        ======        ======       ======

Schedules to the profit and loss account for the

                                                                                     in Rs. crore
                                                             --------------------------------------------------------------
                                                                Quarter ended               Half year ended
                                                                 September 30,               September 30,       Year ended
                                                             -------------------         --------------------     March 31,
                                                             2002          2001           2002          2001        2002
                                                             -----         -----          -----         -----     ---------
GENERAL AND ADMINISTRATION EXPENSES
Salaries and bonus including overseas staff expenses         14.17         11.92          26.38         22.81       45.48
Contribution to provident and other funds                     0.75          0.83           1.54          1.67        2.98
Foreign travel expenses                                       2.15          1.02           3.95          2.51        4.81
Traveling and conveyance                                      3.74          4.13           6.66          7.44       15.48
Rent                                                          5.52          3.96          10.75          9.41       20.11
Telephone charges                                             5.37          3.25           9.01          6.76       11.45
Professional charges                                          7.98          3.29          14.51          6.48       16.23
Printing and stationery                                       1.01          0.65           2.66          3.42        4.75
Advertisements                                                1.02          0.81           1.67          1.42        2.78
Office maintenance                                            3.98          3.30           7.91          6.58       13.81
Repairs to building                                           1.15          1.57           3.02          3.79        8.50
Repairs to plant and machinery                                0.93          0.78           2.09          1.26        2.48
Power and fuel                                                5.32          4.74          10.98          9.35       18.90
Insurance charges                                             2.48          1.22           4.46          2.50        5.34
Rates and taxes                                               1.10          1.02           2.27          1.69        3.93
Donations                                                     1.37          1.56           3.04          3.99        5.12
Auditor's remuneration
    audit fees                                                0.07          0.05           0.13          0.10        0.21
    certification charges                                       --            --             --            --        0.02
    out-of-pocket expenses                                      --          0.01           0.01          0.02        0.02
Bad loans and advances written off                              --            --             --            --          --
Bad debts written off                                           --            --             --            --          --
Provision for bad and doubtful debts                          0.11          3.53           0.18         10.47       13.09
Provision for doubtful loans and advances                    (0.01)         0.06          (0.05)         0.06        0.42
Bank charges and commission                                   0.16          0.08           0.32          0.12        0.68
Commission to non-whole time directors                        0.24          0.24           0.48          0.48        0.98
Postage and courier                                           0.72          0.76           1.97          1.93        3.23
Books and periodicals                                         0.40          0.25           0.65          0.58        1.14
Research grants                                                 --          0.25             --          0.50        0.75
Freight charges                                               0.16          0.10           0.27          0.22        0.52
Professional membership and seminar participation fees        0.83          0.37           1.65          0.91        2.20
Transaction processing fee and filing fees                    1.45          0.90           2.70          2.28        4.78
Other miscellaneous expenses                                  0.34          0.16           0.51          0.85        1.16
                                                             -----         -----         ------        ------      ------
                                                             62.51         50.81         119.72        109.60      211.35
                                                             =====         =====         ======        ======      ======

OTHER INCOME
Interest received on deposits with banks and others(*)       18.69         11.79          36.37         23.60       51.23
Miscellaneous income                                          0.47          0.31           1.18          0.73        1.92
Exchange differences                                         (1.63)         2.56           4.87          3.82       13.26
                                                             -----         -----          -----         -----       -----
                                                             17.53         14.66          42.42         28.15       66.41
                                                             =====         =====          =====         =====       =====
(*) Tax deducted at source                                    3.21          2.08           6.43          3.79        8.28

PROVISION FOR TAXATION
Current period/year
    Income taxes                                             53.74         35.05          96.86         64.61      143.19
    Deferred taxes                                           (8.74)        (2.05)         (9.36)        (3.11)      (7.76)
                                                             -----         -----          -----         -----      ------
                                                             45.00         33.00          87.50         61.50      135.43
                                                             =====         =====          =====         =====      ======

1.   Extracts of significant accounting policies and notes on accounts

Company overview

Infosys Technologies Limited ("Infosys" or the "company"), a world leader in consulting and information technology ("IT") services partners with Global 2000 companies to provide business consulting, systems integration, application development, maintenance, re-engineering and product engineering services. Through these services, Infosys enables its clients to fully exploit technology for business transformation. Clients leverage Infosys' Global Delivery Model to achieve higher quality, improved time-to-market and cost-effective solutions.

Management's Statement on significant accounting policies contained in the audited financial statements.

There are no changes in the accounting policies during the quarter ended September 30, 2002. The significant accounting policies of the company relate to revenue recognition, expenditure, fixed assets and capital work-in -progress, depreciation, retirement benefits to employees - principally gratuity, superannuation and provident fund benefits, research and development, income tax, earning per share, foreign currency transactions and investments.

1.1 Significant accounting policies

    1.1.1 Basis of preparation of financial statements

    The financial statements are prepared under the historical cost convention, in accordance with Indian Generally Accepted Accounting Principles ("GAAP") on the accrual basis. GAAP comprises mandatory accounting standards issued by the Institute of Chartered Accountants of India ("ICAI") and the provisions of the Companies Act, 1956. These accounting policies have been consistently applied, except for applicable recently issued accounting standards made mandatory by the ICAI effective the current fiscal year that were adopted by the company, as described below. All amounts are stated in Indian Rupees, except as otherwise specified.

    Effective the current fiscal year, the company has voluntarily adopted the applicable accounting standard on intangible assets, which is mandatory effective the year commencing April 1, 2003. Management has also evaluated the effect of the other recently issued accounting standards such as discontinuing operations and reporting of interests in joint ventures (although all these accounting standards are not mandatory for the fiscal year ending 2003). These accounting standards do not have a material impact on the financial statements of the company.

    The preparation of the financial statements in conformity with GAAP requires that the management of the company ("Management") make estimates and assumptions that affect the reported amounts of income and expenses of the period, reported balances of assets and liabilities and disclosures relating to contingent assets and liabilities as of the date of the financial statements. Examples of such estimates include expected development costs to complete software contracts, provisions for doubtful debts, future obligations under employee retirement benefit plans, income taxes, provision for post sales customer support and the useful lives of fixed assets and intangible assets. Actual results could differ from those estimates. Contingencies are recorded when it is probable that a liability has been incurred, and the amount can be reasonably estimated.

1.2 Notes on accounts

    Pursuant to an application by the management, the Department of Company Affairs in their letter of January 23, 2002 granted the company approval to present the financial statements in Rupees crore. Accordingly, all amounts in the financial statements are presented in Rupees crore, except for per share data and as otherwise stated. All exact amounts are stated with the suffix "/-". One crore equals 10 million.

    The previous period's/year's figures have been regrouped/reclassified, wherever necessary, to conform to the current period's/year's presentation.

    1.2.1 Aggregate expenses

    Following are the aggregate amounts incurred on certain specific expenses that are required to be disclosed under Schedule VI to the Companies Act, 1956:

                                                                  Quarter ended          Half year ended
                                                                  September 30,            September 30,         Year ended
                                                               -------------------      ------------------        March 31,
                                                                2002         2001        2002         2001         2002
                                                               ------       ------      ------       ------      --------
Salaries and bonus including overseas staff expenses           390.40       269.15      730.31       521.94      1,082.63
Staff welfare                                                    1.78         1.64        3.60         1.98          6.41
Contribution to provident and other funds                        7.71         7.21       15.05        14.22         28.83
Foreign travel expenses                                         53.27        34.23      100.82        66.47        136.59
Consumables                                                      1.31         0.70        2.49         1.09          3.24
Cost of software packages for -- own use                        11.32         9.14       21.09        17.13         35.02
Cost of software packages for service delivery to clients        0.74         2.04        7.62         6.05          9.17
Computer maintenance                                             2.52         1.72        4.38         2.90          7.11
Communication expenses                                           5.27        10.60       12.50        20.82         36.49
Consultancy charges                                             12.95         2.22       18.68         4.26         10.12
Provision for post-sales client support                         (2.27)        0.95       (0.30)        1.05          3.65
Traveling and conveyance                                         4.04         5.60        7.11         9.81         18.62
Rent                                                             6.72         5.52       12.86        12.03         24.41
Telephone charges                                                6.83         4.04       11.53         8.28         14.71
Professional charges                                            10.95         4.74       19.75         8.60         22.13
Printing and stationery                                          1.41         1.02        3.43         4.16          6.30
Advertisements                                                   1.26         0.84        2.07         1.45          3.09
Office maintenance                                               4.33         3.36        8.41         6.70         14.12
Repairs to building                                              1.15         1.57        3.02         3.79          8.50
Repairs to plant and machinery                                   0.93         0.78        2.09         1.27          2.49
Power and fuel                                                   5.39         4.76       11.09         9.40         18.96
Brand building                                                   9.37         5.80       17.36         7.66         13.16
Insurance charges                                                2.49         1.22        4.49         2.51          5.34
Rates and taxes                                                  1.22         1.03        2.50         1.93          4.26
Commission charges                                               4.70         1.49        6.22         2.01         10.82
                                                               ------       ------      ------       ------      --------

                                                                Quarter ended       Half year ended
                                                                September 30,         September 30,    Year ended
                                                            -------------------  --------------------   March 31,
                                                             2002        2001      2002         2001      2002
                                                            ------      ------   --------      ------   --------
Donations                                                     1.37        1.56       3.04        3.99       5.12
Auditor's remuneration -- audit fees                          0.07        0.05       0.13        0.10       0.21
  certification charges                                         --          --         --          --       0.02
  out-of-pocket expenses                                        --        0.01       0.01        0.01       0.02
Provision for bad and doubtful debts                          0.11        3.53       0.18       10.47      13.09
Provision for doubtful loans and advances                    (0.01)       0.06      (0.05)       0.06       0.42
Bank charges and commission                                   0.19        0.09       0.36        0.14       0.71
Commission to non-whole time directors                        0.24        0.24       0.48        0.48       0.98
Postage and courier                                           0.72        0.76       1.97        1.98       3.23
Books and periodicals                                         0.40        0.25       0.65        0.60       1.14
Research grants                                                 --        0.25         --        0.50       0.75
Freight charges                                               0.16        0.10       0.27        0.21       0.52
Professional membership and seminar participation fees        0.83        0.37       1.65        1.06       2.20
Marketing expenses                                            2.20        1.11       3.31        2.65       4.67
Sales promotion expenses                                      0.05        0.10       0.20        0.21       0.44
Transaction processing fee and filing fees                    1.45        0.90       2.70        2.29       4.78
Other miscellaneous expenses                                  2.76        0.47       2.95        0.96       1.49
                                                            ------      ------   --------      ------   --------
                                                            556.33      391.22   1,046.02      763.22   1,565.96
                                                            ======      ======   ========      ======   ========


    1.2.2 Obligations on long-term non-cancelable operating leases

    The lease rentals charged during the period and maximum obligations on long-term non-cancelable operating leases payable as per the rentals stated in the respective agreements are as follows:

                                                     Quarter ended   Half year ended
                                                     September 30,    September 30,    Year ended
                                                     -------------   ---------------    March 31,
                                                      2002    2001    2002    2001        2002
                                                      ----    ----   -----   -----     ----------
Lease rentals recognized during the period/year       6.72    5.52   12.86   12.03      24.41
                                                      ----    ----   -----   -----      -----
Lease obligations
Within one year of the balance sheet date                            16.83   15.90      16.95
Due in a period between one year and five years                      39.00   54.72      46.90
Due after five years                                                  5.98   15.08       7.20
                                                      ----    ----   -----   -----      -----

    The operating lease arrangements extend for a maximum of ten years from their respective dates of inception and relate to rented overseas premises.

    Lease rental commitments on a contract with Progeon Limited ("Progeon"), a subsidiary company, as at September 30, 2002 due to Infosys within one year of the balance sheet date amounted to Rs. 1.64 and due in the period between one year and five years amounted to Rs. 2.73. The lease for premises extends for a maximum period of three years from quarter ended June 30, 2002 (the period of inception).

    Fixed Assets stated below have been provided on operating lease to Progeon, which is under the same management, as at September 30, 2002:


Particulars          Original cost  Accumulated depreciation    Net book value
-----------          -------------  ------------------------    --------------
Building                   9.59              0.27                   9.32
Plant and machinery        2.42              0.27                   2.15
Computers                  0.78              0.12                   0.66
Furniture & fixtures       1.74              0.26                   1.48
                          -----              ----                  -----
Total                     14.53              0.92                  13.61
                          -----              ----                  -----


    The aggregate depreciation charged on the above assets for the quarter and half-year ended September 30, 2002 amounted to Rs. 0.69 and Rs. 0.92 respectively. The rental income from Progeon for the quarter and half-year ended September 30, 2002 amounted to Rs. 0.41 and Rs. 0.55 respectively.

    1.2.3 Related party transactions

    The company entered into related party transactions during the year ended March 31, 2002 with Yantra Corporation, USA, the subsidiary of the company until February 27, 2002, and key management personnel.

    The transactions with Yantra Corporation comprise sales of Rs. 4.43 during the period from April 1, 2001 until February 27, 2002. The outstanding dues from Yantra Corporation as at September 30, 2002 were Rs.0.45. Such dues as at September 30, 2001 were Rs.0.52 and as at March 31, 2002 were Rs. 0.34.

    The company entered into related party transactions during the period ended September 30, 2002 with Progeon, the subsidiary company, under the same management. The transactions are set out below.

                                                                    Quarter ended        Half year ended
Particulars                                                       September 30, 2002    September 30, 2002
-----------                                                       ------------------    -------------------
Capital transactions:
Financing transactions -- amount paid to Progeon for issue of
  1,22,49,993 fully paid equity shares of Rs. 10/- each at par             --                12.25
                                                                         ----                -----
Revenue transactions:
  Purchase of services                                                   1.87                 2.08
                                                                         ----                -----
Sale of services
  Business consulting services                                           0.99                 1.11
  Shared services including facilities and personnel                     1.64                 2.37
                                                                         ----                -----
                                                                         2.63                 3.48
                                                                         ----                -----

    During the quarter ended September 30, 2002 and half-year ended September 30, 2002 an amount of Rs. 1.28 and Rs. 2.53 respectively has been donated to Infosys Foundation a not-for-profit trust, in which certain directors of the company are trustees. Donation to the foundation for the quarter ended September 30, 2001 half-year ended September 30, 2001 and year ended March 31, 2002 were Rs. 1.00, Rs. 3.00 and Rs. 3.75 respectively.

    1.2.4 Transactions with key management personnel

    Our policy in determining our executive officers for reporting purposes has traditionally been to include all statutory officers and all members of our Management Council. As of April, 2002 in line with our growth and strategic objectives, we divided our Management Council into two levels comprising of senior executives and all other members. In accordance with this policy, our directors and executive officers, which include only senior members of our Management Council, who we believe are our key management personnel.

    Particulars of remuneration and other benefits provided to key management personnel during the quarters ended September 30, 2002, 2001, half-year ended September 30, 2002, 2001 and the year ended March 31, 2002, are set out below.

                                                  Contributions
                                                   to provident     Perquisites                  Sitting  Reimbursement     Total
                                         Salary   and other funds  and incentives Commission(*)    fees    of expenses  remuneration
                                         ------   ---------------  -------------- -------------  -------  ------------- ------------
Executive Directors
    Quarter ended September 30, 2002      1.12         0.06           0.54             --            --        --           1.72
    Quarter ended September 30, 2001      0.43         0.07           0.16             --            --        --           0.66
    Half year ended September 30, 2002    1.77         0.11           1.34             --            --        --           3.22
    Half year ended September 30, 2001    0.88         0.12           0.83             --            --        --           1.83
    Year ended March 31, 2002             2.02         0.21           1.07             --            --        --           3.30
                                          ====         ====           ====           ====          ====      ====           ====
Independent Directors

    Quarter ended September 30, 2002        --           --             --             --            --        --           0.10
    Quarter ended September 30, 2001        --           --             --             --            --        --           0.09
    Half year ended September 30, 2002      --           --             --             --            --        --           0.31
    Half year ended September 30, 2001      --           --             --             --            --        --           0.18
    Year ended March 31, 2002               --           --             --           0.96          0.06      0.27           1.29
                                          ----         ----           ----           ----          ----      ----           ----

    (*) An amount of Rs. 0.24 and Rs. 0.48 provided during the quarter and half-year ended September 30, 2002, such provision for the quarter and half-year ended September 30, 2001 were Rs. 0.24 and Rs. 0.48 and for the year ended March 31, 2002, Rs. 0.96.

                                                      Contributions                                                     Outstanding
                                                       to provident     Perquisites        Total            Total        loans and
                                            Salary   and other funds  and incentives    remuneration    loans granted     advances
                                            ------   ---------------  --------------    ------------    -------------   -----------
Other Senior Management Personnel
    Quarter ended September 30, 2002         0.30         0.05             0.11             0.46              --            0.07
    Quarter ended September 30, 2001         0.26         0.05             0.11             0.42              --            0.09
    Half year ended September 30, 2002       0.60         0.05             0.32             0.97              --            0.07
    Half year ended September 30, 2001       0.55         0.05             0.38             0.98              --            0.09
    Year ended March 31, 2002                1.10         0.11             0.79             2.00              --            0.08
                                             ====         ====             ====             ====            ====            ====

    In addition, the details of the only options granted to non-wholetime directors and other senior officers during the quarters ended September 30, 2002, 2001, half-year ended September 30, 2002, 2001 and the year ended March 31, 2002 are as follows:

                                                                        Number of      Exercise price      Expiration of
                                        Date of Grant    Option plan  options granted    (in Rs.)             options
                                       --------------    -----------  ---------------  -------------     ----------------
Non-Wholetime Directors
  Deepak M Satwalekar                    April 11, 2001      1999         7,000         3,215.60           April 11, 2011
  Marti G Subrahmanyam                   April 11, 2001      1999         6,000         3,215.60           April 11, 2011
  Philip Yeo                             April 11, 2001      1999         3,000         3,215.60           April 11, 2011
  Jitendra Vir Singh                     April 11, 2001      1999         2,000         3,215.60           April 11, 2011
  Omkar Goswami                          April 11, 2001      1999         2,000         3,215.60           April 11, 2011
  Larry Pressler                         April 11, 2001      1999         2,000         3,215.60           April 11, 2011
  Rama Bijapurkar                        April 11, 2001      1999         2,000         3,215.60           April 11, 2011
  Claude Smadja                           July 10, 2002      1999         2,000         3,333.65         October 24, 2011
Other Senior Management Personnel
  Girish G Vaidya                      October 29, 2001      1999         3,000         3,106.75         October 29, 2011
  Basab Pradhan                        October 27, 2001      1998         4,000         2,366.85         October 27, 2011
Company Secretary
  V Balakrishnan                       October 29, 2001      1999         2,000         3,106.75         October 29, 2011
                                       ----------------      ----         -----         --------         ----------------

    1.2.5 Pro-forma disclosures relating to the Employee Stock Option Plans ("ESOPs")

    The company's 1994 stock option plan was established prior to the SEBI guidelines on stock options. Had the stock compensation costs for this stock option plan been determined as per the guidelines issued by SEBI, the company's reported net profit would have been reduced to the pro forma amounts indicated below.

                                   Quarter ended          Half year ended
                                    September 30,           September 30,      Year ended
                                 ------------------      ------------------     March 31,
                                  2002        2001        2002        2001        2002
                                 ------      ------      ------      ------    ----------
Net profit:
    - As reported                225.77      201.56      442.62      391.59      807.96
    - Adjusted pro forma         219.73      195.64      430.50      379.76      784.18
                                 ------      ------      ------      ------      ------

    1.2.6 Intangible assets

    During the first quarter, the company acquired the intellectual property rights of Trade IQ product from IQ Financial Systems Inc., USA for its banking group. The consideration paid amounts to Rs. 14.12 (US$ 2.88 million). An additional US$ 1 million (Rs. 4.88 as at September 30, 2002) has been retained in escrow for payment to the seller based on the successful renewal of certain customer contracts in favor of the company. The consideration has been recorded as an intangible asset, which is being amortized over two years representing management's estimate of the useful life of the intellectual property.

    The company also entered into an agreement in the first quarter, with the Aeronautical Development Agency, India ("ADA") for transferring the intellectual property rights in AUTOLAY, a commercial software application product used in the design of high performance structural systems. The company will pay the consideration in the form of a revenue share with a firm commitment of US$ 5 million (Rs. 24.50) payable by 10 years of the contract date. The ownership of intellectual property in AUTOLAY transfers to the company on remittance of the consideration to ADA. The committed consideration of Rs. 24.50 has been recorded as an intangible asset and is being amortized over five years, which is management's estimate of the useful life.

    1.2.7 Investment activity

    Progeon was incorporated on April 3, 2002, and is a majority owned and controlled subsidiary, established to provide business process management and transitioning services. As at the balance sheet date, the company has invested Rs. 12.25 in 1,22,49,993 fully paid equity shares in Progeon of face value Rs. 10/- each, at par. Progeon seeks to leverage the benefits of service delivery globalization, process redesign and technology to drive efficiency and cost effectiveness in customer business processes. Progeon obtained its financial closure by securing funding of Rs. 49.00 from Citicorp International Finance Corporation, USA ("CIFC") in exchange for 43,75,000 cumulative, convertible, redeemable preferred shares of face value Rs. 100/- at a premium of Rs. 12/ - per share. The preference shares are convertible to an equal number of equity shares based on certain events as agreed between the company and CIFC.

    During the half-year ended September 30, 2002 the company invested Rs. 0.27 in M-Commerce Ventures Pte Limited, Singapore ("M-Commerce") for 10 ordinary shares of face value Singapore $ ("S$") 1/- each fully paid at par and 90 redeemable preference shares of face value S$ 1/- each fully paid for a premium of S$ 1,110. Accordingly, the aggregate investment in M-Commerce as at September 30, 2002 amounts to Rs. 2.11 (Rs. 1.84 as at September 30, 2001 and March 31, 2002).

    1.2.8 Segment reporting

    The company's operations predominantly relate to providing IT services, delivered to customers globally operating in various industry segments. Accordingly, IT service revenues represented along industry classes comprise the primary basis of segmental information set out in these financial statements. Secondary segmental reporting is performed on the basis of the geographical location of customers.

    The accounting principles consistently used in the preparation of the financial statements are also consistently applied to record income and expenditure in individual segments. These are as set out in the note on significant accounting policies.

    Industry segments at the company are primarily financial services comprising customers providing banking, finance and insurance services; manufacturing companies; companies in the telecommunications and the retail industries; and others such as utilities, transportation and logistics companies.

    Income and direct expenses in relation to segments is categorized based on items that are individually identifiable to that segment, while the remainder of the costs are categorized in relation to the associated turnover of the segment. Certain expenses such as depreciation, which form a significant component of total expenses, are not specifically allocable to specific segments as the underlying services are used interchangeably. The company believes that it is not practical to provide segment disclosures relating to those costs and expenses, and accordingly these expenses are separately disclosed as "unallocated" and directly charged against total income.

    Fixed assets used in the company's business or liabilities contracted have not been identified to any of the reportable segments, as the fixed assets and services are used interchangeably between segments. Accordingly, no disclosure relating to total segment assets and liabilities are made.


    Customer relationships are driven based on the location of the respective client. North America comprises the United States of America, Canada and Mexico; Europe includes continental Europe (both the east and the west), Ireland and the United Kingdom; and the Rest of the World comprising all other places except those mentioned above and India.

    Geographical revenues are segregated based on the location of the customer who is invoiced or in relation to which the revenue is otherwise recognized.

    Industry segments

    Quarter ended September 30, 2002, September 30, 2001, Half year ended September 30, 2002, September 30, 2001 and year ended March 31, 2002


                                      Financial services   Manufacturing     Telecom        Retail        Others         Total
                                      ------------------   -------------     --------       ------        ------         ------
Revenues                                     339.61            150.46         128.45         99.21        161.84        879.57
                                             248.44            111.84          99.39         74.75        115.71        650.13
                                             621.46            276.13         244.59        187.77        314.24      1,644.19
                                             474.02            224.24         201.67        142.79        219.93      1,262.65
                                             953.98            445.94         406.79        320.40        476.48      2,603.59
Identifiable operating expenses              139.84             61.38          44.87         30.74         62.17        339.00
                                              89.88             47.01          27.00         20.63         43.90        228.42
                                             256.91            115.45          83.50         59.97        116.27        632.10
                                             168.04             91.62          52.93         38.78         80.45        431.82
                                             355.38            181.92         114.13         89.43        166.37        907.23
Allocated expenses                            84.92             36.90          31.50         24.33         39.68        217.33
                                              63.47             27.66          24.58         18.48         28.61        162.80
                                             162.30             67.93          60.18         46.20         77.31        413.92
                                             128.09             57.86          52.06         36.77         56.62        331.40
                                             247.73            111.26         101.50         79.61        118.63        658.73
Segmental operating income                   114.85             52.18          52.08         44.14         59.99        323.24
                                              95.09             37.17          47.81         35.64         43.20        258.91
                                             202.25             92.75         100.91         81.60        120.66        598.17
                                             177.89             74.76          96.68         67.24         82.86        499.43
                                             350.87            152.76         191.16        151.36        191.48      1,037.63
                                             ------            ------         ------        ------        ------      --------

                                       Quarter ended           Half year ended
                                        September 30,           September 30,      Year ended
                                    -------------------      -------------------    March 31,
                                     2002         2001        2002        2001        2002
                                    ------       ------      ------      ------      ------
Unallocable expenses                 46.24        39.01       86.71       74.49      160.65
Operating income                    277.00       219.90      511.46      424.94      876.98
Other income (expense), net          (6.23)       14.66       18.66       28.15       66.41
Net profit before taxes             270.77       234.56      530.12      453.09      943.39
Income taxes                         45.00        33.00       87.50       61.50      135.43
                                    ------       ------      ------      ------      ------
Net profit after taxes              225.77       201.56      442.62      391.59      807.96
                                    ======       ======      ======      ======      ======

Geographic segments

Quarter ended September 30, 2002, September 30, 2001, Half year ended September 30, 2002, September 30, 2001 and year ended March 31, 2002

                                    North America      Europe        India    Rest of the World      Total
                                    -------------     -------       -------   -----------------    ---------
Revenues                                648.01         144.94        22.35          64.27            879.57
                                        462.51         122.87        11.86          52.89            650.13
                                      1,200.57         292.44        36.45         114.73          1,644.19
                                        904.60         244.28        28.08          85.69          1,262.65
                                      1,854.10         506.84        51.12         191.53          2,603.59
Identifiable operating expenses         260.29          48.76         6.72          23.23            339.00
                                        160.95          46.10         4.93          16.44            228.42
                                        476.70         103.17        12.60          39.63            632.10
                                        303.13          89.14         9.77          29.78            431.82
                                        646.90         181.55        19.98          58.80            907.23
Allocated expenses                      161.04          36.02         5.00          15.27            217.33
                                        115.78          30.76         3.38          12.88            162.80
                                        298.84          72.80        11.04          31.24            413.92
                                        235.90          63.75         9.53          22.22            331.40
                                        468.20         127.97        14.82          47.74            658.73
Segmental operating income              226.68          60.16        10.63          25.77            323.24
                                        185.78          46.01         3.55          23.56            258.91
                                        425.03         116.47        12.81          43.86            598.17
                                        365.57          91.39         8.78          33.69            499.43
                                        739.00         197.32        16.32          84.99          1,037.63
                                      --------         ------        -----         ------          --------

                                        Quarter ended         Half year ended
                                        September 30,          September 30,        Year ended
                                    -------------------      ------------------      March 31,
                                     2002         2001        2002        2001        2002
                                    ------       ------      ------      ------     ----------
Unallocable expenses                 46.24        39.01       86.71       74.49       160.65
Operating income                    277.00       219.90      511.46      424.94       876.98
Other income (expense), net          (6.23)       14.66       18.66       28.15        66.41
Net profit before taxes             270.77       234.56      530.12      453.09       943.39
Income taxes                         45.00        33.00       87.50       61.50       135.43
                                    ------       ------      ------      ------       ------
Net profit after taxes              225.77       201.56      442.62      391.59       807.96
                                    ======       ======      ======      ======       ======

    1.2.9 Provisions for investments

    The Company evaluates all investments for any diminution in their carrying values that is other than temporary. Accordingly, the company provided for an aggregate amount of Rs. 23.76, which consists of Rs.0.75 to JASDIC Park Company, Japan; Rs. 6.85 to Asia Net Media (BVI) Ltd, the British Virgin Islands; Rs. 8.95 to OnMobile Systems Inc (formerly OnScan Inc), USA; Rs.7.21 to Workadia Inc., U.S.A.; Rs.10,350/- to The Saraswat Co-operative Bank Limited and Rs.10/- to Software Services Support Education Center Limited, during the quarter ended September 30, 2002.

    1.2.10 Reconciliation of basic and diluted shares used in computing earnings per share

                                                               Quarter ended                Half year ended
                                                               September 30,                 September 30,           Year ended
                                                         --------------------------   ---------------------------     March 31,
                                                             2002           2001          2002          2001            2002
                                                         -----------    -----------    -----------    -----------    -----------
Number of shares considered as basic
    weighted average shares outstanding                  6,61,98,735    6,61,60,717    6,61,93,632    6,61,59,892    6,61,62,274
Add: Effect of dilutive issues of shares/stock
 options                                                    3,97,734       1,73,889       4,58,300       1,52,840       4,05,301
                                                         -----------    -----------    -----------    -----------    -----------
Number of shares considered as
    weighted average shares and potential shares
    outstanding                                          6,65,96,469    6,63,34,606    6,66,51,932    6,63,12,732    6,65,67,575
                                                         -----------    -----------    -----------    -----------    -----------

A complete set of the audited financial statements is available at www.infosys.com

Cash flow statement for the

                                                                                           in Rs. crore
                                                                 -------------------------------------------------------------------
                                                                       Quarter ended             Half year ended
                                                                       September 30,              September 30,           Year ended
                                                                 ---------------------       ---------------------         March 31,
                                                                    2002          2001         2002          2001            2002
                                                                 --------       ------       --------       ------        ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Profit before tax                                                  270.77       234.56         530.12       453.09         943.39
Adjustments to reconcile profit before tax to cash
provided by operating activities
    (Profit)/Loss on sale of fixed assets                            0.14         0.01           0.13        (0.02)         (0.09)
    Depreciation and amortization                                   46.24        39.01          86.72        74.49         160.65
    Interest income                                                (18.69)      (11.79)        (36.37)      (23.60)        (51.23)
    Effect of deferred taxes                                        (8.74)       (2.05)         (9.36)       (3.11)         (8.69)
    Provision on long term investments                              23.76           --          23.76           --             --
    Income taxes paid during the period/year          1            (70.20)      (40.94)        (95.54)      (78.84)       (131.27)
    Exchange differences on translation of
      foreign currency deposits                                      1.06        (2.56)          0.97        (3.82)        (13.26)
Changes in current assets and liabilities
    Sundry debtors                                                 (44.96)      (34.48)       (121.52)      (41.23)        (34.36)
    Loans and advances                                2            (22.05)       (9.15)        (73.64)      (18.10)        (39.02)
    Current liabilities and provisions                3             46.38        26.18         111.45        45.88          (5.16)
                                                                 --------      -------       --------      -------       --------
NET CASH GENERATED BY OPERATING ACTIVITIES                         223.71       198.79         416.72       404.74         820.96
                                                                 --------      -------       --------      -------       --------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on exercise of stock options                                2.75           --           3.15         0.41           4.60
Dividends paid during the period/year, including
    Dividend Tax                                                       --           --         (82.73)      (54.68)       (109.37)
                                                                 --------      -------       --------      -------       --------
NET CASH GENERATED / (USED) BY FINANCING ACTIVITIES                  2.75           --         (79.58)      (54.27)       (104.77)
                                                                 --------      -------       --------      -------       --------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets and change in capital
    work-in-progress                                  4            (44.02)     (129.75)        (97.80)     (231.49)       (322.74)
Proceeds on disposal of fixed assets                                 0.04         0.95           0.16         1.03           1.60
Long-term investments in securities                   5                --           --         (12.52)      (10.32)        (10.32)
Interest income                                                     18.69        11.79          36.37        23.60          51.23
                                                                 --------      -------       --------      -------       --------
NET CASH USED IN INVESTING ACTIVITIES                              (25.29)     (117.01)        (73.79)     (217.18)       (280.23)
                                                                 --------      -------       --------      -------       --------
Effect of exchange differences on translation of
    foreign currency deposits                                       (1.06)        2.56          (0.97)        3.82          13.26
                                                                 --------      -------       --------      -------       --------
Net (decrease)/increase in cash and cash
    equivalents during the period/year                             200.11        84.34         262.38       137.11         449.22
CASH AND CASH EQUIVALENTS AT THE
    BEGINNING OF THE PERIOD/YEAR                                 1,089.23       630.51       1,026.96       577.74         577.74
                                                                 --------      -------       --------      -------       --------
CASH AND CASH EQUIVALENTS AT THE
    END OF THE PERIOD/YEAR                            6          1,289.34       714.85       1,289.34       714.85       1,026.96
                                                      =          ========      =======       ========      =======       ========
NOTES ON THE STATEMENT OF CASH FLOWS                  7

This is the Cash Flow Statement referred to in our report of even date.

For Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam   N. R. Narayana Murthy        Nandan M. Nilekani          S. Gopalakrishnan              Deepak M. Satwalekar
Partner               Chairman and Chief Mentor    Chief Executive Officer,    Chief Operating Officer and    Director
                                                   President and Managing      Deputy Managing Director
                                                   Director

                      Marti G. Subrahmanyam        Jitendra Vir Singh          Omkar Goswami                  Larry Pressler
                      Director                     Director                    Director                       Director

                      Claude Smadja                Rama Bijapurkar             K. Dinesh                      S. D. Shibulal
                      Director                     Director                    Director                       Director

                      T. V. Mohandas Pai           Srinath Batni               V. Balakrishnan
Bangalore             Director and Chief           Director                    Company Secretary and
October 10, 2002      Financial Officer                                        Vice President - Finance

Schedules to the statement of cash flows

                                                                                                   in Rs. crore
                                                                            --------------------------------------------------------
                                                                               Quarter ended          Half year ended
                                                                               September 30,           September 30,      Year ended
                                                                            -------------------     -------------------    March 31,
                                                                              2002        2001        2002        2001      2002
                                                                            -------     -------     -------     -------     -------
1 Income taxes paid during the period/year
  Charge as per the Profit and Loss Account                                   45.00       33.00       87.50       61.50      135.43
  Add: Increase in advance income taxes                                       78.94       42.99      104.90       80.40      112.51
  Less: Increase/(Decrease) in income tax provision                          (53.74)     (35.05)     (96.86)     (63.06)    (116.67)
                                                                           --------     -------    --------     -------    --------
                                                                              70.20       40.94       95.54       78.84      131.27
                                                                           ========     =======    ========     =======    ========
2 Change in loans and advances during the period/year
  As per the Balance Sheet                                                   870.16      623.26      870.16      623.26      643.87
  Less: Deposits with financial institutions and body corporate,
        included in cash and cash equivalents                               (302.49)    (287.16)    (302.49)    (287.16)    (254.74)
        Advance income taxes separately considered                          (341.15)    (204.14)    (341.15)    (204.14)    (236.25)
                                                                           --------     -------    --------     -------    --------
                                                                             226.52      131.96      226.52      131.96      152.88
  Less: Opening balance considered                                          (204.47)    (122.81)    (152.88)    (113.86)    (113.86)
                                                                           --------     -------    --------     -------    --------
                                                                              22.05        9.15       73.64       18.10       39.02
                                                                           ========     =======    ========     =======    ========
3 Change in current liabilities and provisions during the period/year
  As per the Balance Sheet                                                   692.25      428.80      692.25      428.80      459.41
  Add/(Less):Provisions separately considered in the cash
  flow statement
        Income taxes                                                        (336.43)    (185.97)    (336.43)    (185.97)    (239.57)
        Dividends                                                            (82.76)     (49.62)     (82.76)     (49.62)     (82.73)
        Dividend tax                                                             --       (5.06)         --       (5.06)         --
                                                                           --------     -------    --------     -------    --------
                                                                             273.06      188.15      273.06      188.15      137.11
  Less: Non-cash transactions                                                    --          --      (24.50)         --          --
  Less: Opening balance considered                                          (226.68)    (161.97)    (137.11)    (142.27)    (142.27)
                                                                           --------     -------    --------     -------    --------
                                                                              46.38       26.18      111.45       45.88       (5.16)
                                                                           ========     =======    ========     =======    ========
4 Purchases of fixed assets and change in capital work-in-progress
  As per the Balance Sheet                                                    40.64       57.57      180.62      165.95      342.72
  Less: Opening capital work-in-progress                                     (88.97)    (164.01)    (150.67)    (170.65)    (170.65)
  Less: Non-cash transactions                                                    --          --      (24.50)         --          --
  Add: Closing capital work-in-progress                                       92.35      236.19       92.35      236.19      150.67
                                                                           --------     -------    --------     -------    --------
                                                                              44.02      129.75       97.80      231.49      322.74
                                                                           ========     =======    ========     =======    ========
5 Long-term investments in securities during the period/year
  As per the Balance Sheet                                                    33.20       44.44       33.20       44.44       44.44
  Add:  Provisions on investments                                             23.76          --       23.76          --          --
                                                                           --------     -------    --------     -------    --------
                                                                              56.96       44.44       56.96       44.44       44.44
  Less: Opening balance considered                                           (56.96)     (44.44)     (44.44)     (34.12)     (34.12)
                                                                           --------     -------    --------     -------    --------
                                                                                 --          --       12.52       10.32       10.32
                                                                           ========     =======    ========     =======    ========
6 Cash and cash equivalents at the end of the period/year
  As per the Balance Sheet                                                   986.85      427.69      986.85      427.69      772.22
  Add:  Deposits with financial institutions and body corporate,
        included herein                                                      302.49      287.16      302.49      287.16      254.74
                                                                           --------     -------    --------     -------    --------
                                                                           1,289.34      714.85    1,289.34      714.85    1,026.96
                                                                           ========     =======    ========     =======    ========

7. Notes on the statement of cash flows

   7.1 Cash flows are reported using the indirect method, whereby profit before tax is adjusted for the effects of transactions of a non-cash nature and any deferrals or accruals of past or future cash receipts or payments. The cash flows from regular revenue generating, financing, and investing activities of the company are segregated. Cash flows in foreign currencies are accounted at average monthly exchange rates that approximate the actual rates of exchange prevailing at the dates of the transactions.

   7.2 The balance of cash and cash equivalents includes Rs. 1.53 as at September 30, 2002 (as at September 30, 2001, Rs. 0.76 and March 31, 2002, Rs. 0.48) set aside for payment of dividends, also an amount of Rs.
       4.88 (nil as at September 30, 2001 and March 31, 2002) has been retained in escrow for payment to IQ Financial Systems, USA towards purchase of IPR and the same is payable on the successful renewal of certain customer contracts in favor of the company. Accordingly, such cash is not available to the company.

   7.3 During the quarter, the company entered into an agreement with the Aeronautical Development Agency, India for acquiring the intellectual property rights in AUTOLAY, a commercial software application product used in the design of high performance structural systems. The agreement requires the company to pay a consideration of $5 million (approximately Rs. 24.50) by 10 years of the contract date. The intellectual property has been recorded in the books of account along with the corresponding liability, which in substance is a non-cash transaction and hence has been excluded in the statement of cash flows.

   7.4 Long-term investments in securities includes Rs. 12.25 invested in Progeon Ltd., a subsidiary, in the quarter ended September 30, 2002.

   7.5 The previous year's/period's figures have been recast/restated, wherever necessary, to conform to the current period's presentation.

Consolidated financial statements of Infosys Technologies Limited and its subsidiary

Principles of consolidation

The financial statements are prepared in accordance with the principles and procedures for the preparation and presentation of consolidated financial statements as laid down under the accounting standard on Consolidated Financial Statements issued by the ICAI. This being the first year of presentation of consolidated financial statements in line with the accounting standards, prior period figures have not been provided as they are unconsolidated and therefore do not permit meaningful comparison. The financial statements of the parent company, Infosys and Progeon have been combined on a line-by-line basis by adding together the book values of like items of assets, liabilities, income and expenses after eliminating intra-group balances and transactions and resulting unrealized gains/losses. The consolidated financial statements are prepared applying uniform accounting polices in use at Infosys and Progeon.

Management's Statement on significant accounting policies contained in the audited financial statements

There are no changes in the accounting policies during the quarter ended September 30, 2002. The significant accounting policies of the company relate to revenue recognition, expenditure, fixed assets and capital work-in -progress, depreciation, retirement benefits to employees - principally gratuity, superannuation and provident fund benefits, research and development, income tax, earning per share, foreign currency transactions and investments.

A complete set of the audited consolidated financial statements is available at www.infosys.com

Auditor's report

We have examined the attached Consolidated Balance Sheet of Infosys Technologies Limited (the Company) and its subsidiary Progeon Limited (subsidiary) as at September 30, 2002, the Consolidated Profit and Loss Accounts and the Consolidated Cash Flow Statements for the quarter and half-year ended on that date, annexed thereto.

These financial statements are the responsibility of the Infosys Technologies Limited's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards in India. Those Standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are prepared, in all material respects, in accordance with the financial reporting framework generally accepted in India and are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements. We believe that our audit provides a reasonable basis for our opinion.

We report that the consolidated financial statements have been prepared by the Company in accordance with the requirements of Accounting Standard (AS) 21, Consolidated Financial Statements, issued by the Institute of Chartered Accountants of India and on the basis of separate audited financial statements of Infosys Technologies Limited and its subsidiary included in the consolidated financial statements.

On the basis of the information and explanation given to us, and on consideration of separate audit reports on individual audited financial statements of Infosys Technologies Limited and its subsidiary, we are of the opinion that:

    (i) the Consolidated Balance Sheet gives a true and fair view of the consolidated state of affairs of the Infosys Technologies Limited and its subsidiary as at September 30, 2002;

    (ii) the Consolidated Profit and Loss Accounts gives a true and fair view of the consolidated results of operations of Infosys Technologies Limited and its subsidiary for the quarter and half year ended on that date; and

    (iii) the Consolidated Cash Flow Statements gives a true and fair view of the consolidated cash flows of Infosys Technologies Limited and its subsidiary for the quarter and half year ended on that date.

                                                         for Bharat S Raut & Co.
                                                           Chartered Accountants


Bangalore                                                     S Balasubrahmanyam
October 10, 2002                                                         Partner

Consolidated balance sheet as at

                                           in Rs. crore
                                        ------------------
                                        September 30, 2002
                                        ------------------
SOURCES OF FUNDS
SHAREHOLDERS' FUNDS
Share capital                                  33.10
Reserves and surplus                        2,407.73
Preference shares issued by subsidiary         49.00
                                            --------
                                            2,489.83
                                            ========

APPLICATION OF FUNDS
FIXED ASSETS
Original cost                               1,140.87
Less: Depreciation and amortization           476.70
                                            --------
Net book value                                664.17
Add: Capital work-in-progress                  92.59
                                            --------
                                              756.76

INVESTMENTS                                    20.95
DEFERRED TAX ASSETS                            33.58
CURRENT ASSETS, LOANS AND ADVANCES
Sundry debtors                                459.73
Cash and bank balances                      1,004.11
Loans and advances                            912.20
                                            --------
                                            2,376.04
Less: Current liabilities                     267.61
     Provisions                               429.89
                                            --------
NET CURRENT ASSETS                          1,678.54
                                            --------
                                            2,489.83
                                            ========

SIGNIFICANT ACCOUNTING POLICIES AND NOTES ON ACCOUNTS

The schedules referred to above and the notes thereon form an integral part of the consolidated balance sheet.

This is the consolidated balance sheet referred to in our report of even date.

for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam   N. R. Narayana Murthy        Nandan M. Nilekani          S. Gopalakrishnan              Deepak M. Satwalekar
Partner               Chairman and Chief Mentor    Chief Executive Officer,    Chief Operating Officer and    Director
                                                   President and Managing      Deputy Managing Director
                                                   Director

                      Marti G. Subrahmanyam        Jitendra Vir Singh          Omkar Goswami                  Larry Pressler
                      Director                     Director                    Director                       Director

                      Claude Smadja                Rama Bijapurkar             K. Dinesh                      S. D. Shibulal
                      Director                     Director                    Director                       Director

                      T. V. Mohandas Pai           Srinath Batni               V. Balakrishnan
Bangalore             Director and Chief           Director                    Company Secretary and
October 10, 2002      Financial Officer                                        Vice President - Finance

Consolidated profit and loss account for the

                                                                               in Rs. crore, except per share data
                                                                               -----------------------------------
                                                                                Quarter ended   Half year ended
                                                                                -------------   ---------------
                                                                                      September 30, 2002
                                                                               -------------------------------
INCOME - Software services, products and business process management
    Overseas                                                                        858.24           1,608.86
    Domestic                                                                         22.34              36.44
                                                                               -----------        -----------
                                                                                    880.58           1,645.30
Software development and business process management expenses                       425.50             803.24
                                                                               -----------        -----------
GROSS PROFIT                                                                        455.08             842.06

SELLING AND MARKETING EXPENSES                                                       70.26             125.53
GENERAL AND ADMINISTRATION EXPENSES                                                  63.38             121.27
                                                                               -----------        -----------
                                                                                    133.64             246.80

OPERATING PROFIT (PBIDTA)                                                           321.44             595.26
Interest                                                                                --                 --
Depreciation and amortization                                                        46.39              86.88
                                                                               -----------        -----------
OPERATING PROFIT AFTER INTEREST, DEPRECIATION AND AMORTIZATION                      275.05             508.38

Other income                                                                         18.21              43.01
Provision for investments                                                            23.76              23.76
                                                                               -----------        -----------
NET PROFIT BEFORE TAX                                                               269.50             527.63

Provision for taxation                                                               45.00              87.50
                                                                               -----------        -----------
NET PROFIT AFTER TAX                                                                224.50             440.13
                                                                               -----------        -----------
AMOUNT AVAILABLE FOR APPROPRIATION                                                  224.50             440.13
                                                                               -----------        -----------
DIVIDEND
    Interim                                                                          82.76              82.76
                                                                               -----------        -----------
Balance in Profit and Loss Account                                                  141.74             357.37
                                                                               ===========        ===========

EARNINGS PER SHARE (Equity shares, par value Rs. 5/- each)
    Basic                                                                            33.91              66.49
    Diluted                                                                          33.71              66.03
Number of shares used in computing earnings per share
    Basic                                                                      6,61,98,735        6,61,93,632
    Diluted                                                                    6,65,96,469        6,66,51,932
                                                                               ===========        ===========

SIGNIFICANT ACCOUNTING POLICIES AND NOTES ON ACCOUNTS

The schedules referred to above and the notes thereon form an integral part of the consolidated profit and loss account.

This is the consolidated profit and loss account referred to in our report of even date.

for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam   N. R. Narayana Murthy        Nandan M. Nilekani          S. Gopalakrishnan              Deepak M. Satwalekar
Partner               Chairman and Chief Mentor    Chief Executive Officer,    Chief Operating Officer and    Director
                                                   President and Managing      Deputy Managing Director
                                                   Director

                      Marti G. Subrahmanyam        Jitendra Vir Singh          Omkar Goswami                  Larry Pressler
                      Director                     Director                    Director                       Director

                      Claude Smadja                Rama Bijapurkar             K. Dinesh                      S. D. Shibulal
                      Director                     Director                    Director                       Director

                      T. V. Mohandas Pai           Srinath Batni               V. Balakrishnan
Bangalore             Director and Chief           Director                    Company Secretary and
October 10, 2002      Financial Officer                                        Vice President - Finance

Consolidated cash flow statement for the

                                                                                          in Rs. crore
                                                                                 --------------------------------
                                                                                 Quarter ended   Half year ended
                                                                                 -------------   ---------------
                                                                                       September 30, 2002
                                                                                 --------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Profit before tax                                                                    269.50         527.63
Adjustments to reconcile profit before tax to cash provided
by operating activities
    (Profit)/Loss on sale of fixed assets                                             (0.14)         (0.13)
    Depreciation and amortization                                                     46.39          86.88
    Interest income                                                                  (19.79)        (37.50)
    Effect of deferred taxes                                                          (8.74)         (9.36)
    Provision for investments                                                         23.76          23.76
    Income taxes paid during the period                                              (70.35)        (95.69)
    Exchange differences on translation of foreign currency deposits                   1.06           0.97

Changes in current assets and liabilities
    Sundry debtors                                                                   (45.84)       (123.01)
    Loans and advances                                                               (23.96)        (75.10)
    Current liabilities and provisions                                                50.80         116.70
                                                                                   --------       --------
NET CASH GENERATED BY OPERATING ACTIVITIES                                           222.69         415.15
                                                                                   --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issue of preference share capital                                      --          49.00
Proceeds on exercise of stock options                                                  2.74           3.14
Dividends paid during the period/year, including dividend tax                            --         (82.73)
                                                                                   --------       --------
NET CASH GENERATED/(USED) BY FINANCING ACTIVITIES                                      2.74         (30.59)
                                                                                   --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets and change in capital work-in-progress                     (46.99)       (101.19)
Proceeds on disposal of fixed assets                                                   0.32           0.44
Long-term investments in securities                                                      --          (0.27)
Interest income                                                                       19.79          37.50
                                                                                   --------       --------
NET CASH USED IN INVESTING ACTIVITIES                                                (26.88)        (63.52)
                                                                                   --------       --------

Effect of exchange differences on translation of foreign currency deposits            (1.06)         (0.97)
                                                                                   --------       --------
Net (decrease)/increase in cash and cash equivalents during the period               197.49         320.07

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD                           1,149.54       1,026.96
                                                                                   --------       --------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD                                 1,347.03       1,347.03
                                                                                   ========       ========
NOTES ON THE STATEMENT OF CASH FLOWS
                                                                                   --------       --------


This is the Cash Flow Statement referred to in our report of even date.

for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam   N. R. Narayana Murthy        Nandan M. Nilekani          S. Gopalakrishnan              Deepak M. Satwalekar
Partner               Chairman and Chief Mentor    Chief Executive Officer,    Chief Operating Officer and    Director
                                                   President and Managing      Deputy Managing Director
                                                   Director

                      Marti G. Subrahmanyam        Jitendra Vir Singh          Omkar Goswami                  Larry Pressler
                      Director                     Director                    Director                       Director

                      Claude Smadja                Rama Bijapurkar             K. Dinesh                      S. D. Shibulal
                      Director                     Director                    Director                       Director

                      T. V. Mohandas Pai           Srinath Batni               V. Balakrishnan
Bangalore             Director and Chief           Director                    Company Secretary and
October 10, 2002      Financial Officer                                        Vice President - Finance

Ratio analysis as per Indian GAAP (Non-consolidated)

                                                                                 Quarter ended         Half Year ended
                                                                                 September 30,           September 30,    Year ended
                                                                              ------------------      ------------------   March 31,
                                                                               2002        2001        2002        2001      2002
                                                                              ------      ------      ------      ------   ---------
Financial performance
    Export revenue/total revenue(%)                                            97.46       98.18       97.78       97.78       98.04
    Domestic revenue/total revenue(%)                                           2.54        1.82        2.22        2.22        1.96
    Software development expenses/total revenue(%)                             48.26       47.21       48.77       46.93       47.04
    Gross profit/total revenue(%)                                              51.74       52.79       51.23       53.07       52.96
    Selling and marketing expenses/total revenue(%)                             7.88        5.15        7.57        4.84        4.99
    General and administration expenses/total revenue(%)                        7.11        7.81        7.28        8.68        8.12
    Selling, general and administration expenses/total revenue(%)              14.99       12.96       14.85       13.52       13.11
    Employee costs/total revenue(%)                                            45.46       42.76       45.55       42.62       42.94
    Operating profit/total revenue(%)                                          36.75       39.83       36.38       39.55       39.85
    Depreciation and amortization/total revenue(%)                              5.26        6.00        5.27        5.90        6.17
    Operating profit after depreciation and interest/total revenue(%)          31.49       33.82       31.11       33.65       33.68
    Other income/total revenue(%)                                               1.99        2.25        2.58        2.23        2.55
    Provision for investments/total revenue(%)                                  2.70          --        1.45          --          --
    Profit before tax/total revenue(%)                                         30.78       36.08       32.24       35.88       36.23
    Tax/total revenue(%)                                                        5.12        5.08        5.32        4.87        5.20
    Tax/PBT(%)                                                                 16.62       14.07       16.51       13.57       14.36
    PAT from ordinary activities/total revenue(%)                              25.67       31.00       26.92       31.01       31.03
    PAT from ordinary activities/average net worth(%)(LTM)                     41.04       52.15       41.04       52.15       46.57
    ROCE (PBIT/Average capital employed)(%)(LTM)                               48.76       59.39       48.76       59.39       54.37
    Return on invested capital(%)(LTM)                                         75.04       89.64       75.04       89.64       83.10
    Capital output ratio(LTM)                                                   1.43        1.67        1.43        1.67        1.50
    Invested capital output ratio(LTM)                                          2.74        2.98        2.74        2.98        2.79

Balance sheet

    Debt-equity ratio                                                             --          --          --          --          --
    Debtors turnover (Days)(LTM)                                                  56          53          56          53          47
    Current ratio                                                               3.34        3.25        3.34        3.25        3.82
    Cash and cash equivalents/total assets(%)                                  52.77       41.02       52.77       41.02       49.37
    Cash and cash equivalents/total revenue(%)(LTM)                            43.19       30.27       43.19       30.27       39.44
    Capital expenditure/total revenue(%)(LTM)                                   6.33       20.96        6.33       20.96       12.40
    Depreciation/average gross block(%)(LTM)                                   17.95       23.76       17.95       23.76       20.18
    Technology investment/total revenue(%)(LTM)                                 3.14        6.51        3.14        6.51        3.93

Year on Year growth(%)(**)
    Export revenue                                                                34          45          30          56          36
    Total revenue                                                                 35          46          30          58          37
    Operating profit                                                              25          47          20          59          36
    Net profit                                                                    12          31          13          42          30
    Basic EPS                                                                     12          31          13          42          30

Per - share data (period end)
    Basic earnings per share from ordinary activities (Rs.)                    34.10       30.47       66.87       59.19      122.12
    Basic cash earnings per share from ordinary activities (Rs.)               41.09       36.36       79.96       70.45      146.40
    Book value (Rs.)                                                          369.05      263.37      369.05      263.37      314.31
    Price/earning(LTM)                                                         26.25       21.47       26.25       21.47       30.50
    Price/cash earnings(LTM)                                                   21.86       17.94       21.86       17.94       25.44
    Price/book value                                                            9.23        9.11        9.23        9.11       11.85
    PE/EPS growth                                                               2.20        0.70        2.03        0.51        1.03
    Dividend per share (Rs.)                                                      NA          NA       12.50        7.50       20.00
                                                                              ------      ------      ------      ------      ------


(**) Denotes growth compared with figures of the corresponding period in the previous year.

LTM: Last Twelve Months

At a glance - US GAAP

                                                   US $ millions, except as otherwise stated
                                       ----------------------------------------------------------------
                                           Quarter ended             Half year ended
                                          September 30,               September 30,          Year ended
                                       ------------------         ----------------------      March 31,
                                        2002        2001            2002            2001        2002
                                       ------      ------         --------      --------      --------
For the period
Revenues                                 181.45       137.26        337.76        267.79        545.05
Operating income                          55.44        45.16        101.87         87.60        178.55
Operating income/revenues(%)              30.55%      32.90%         30.16%        32.71%        32.76%
Net income                                46.70        41.29         89.54         80.53        164.47
Net income/revenues(%)                    25.74%       30.08%        26.51%        30.07%        30.17%
Basic earnings per equity share($)         0.71         0.63          1.36          1.23          2.51
Cash dividend per equity share($)            NA           NA          0.26          0.16          0.35
Capital expenditure                        9.48        26.95         20.08         47.51         68.35

At the end of the period
Total assets                                                        591.52        413.40        471.16
Property, plant and equipment-net                                   149.20        149.14        147.21
Cash and cash equivalents                                           278.31        149.39        210.49
Working capital                                                     355.04        201.41        270.37
Total debt                                                              --            --            --
Stockholders' equity                                                524.02        374.07        442.38
Common stock                                                          8.60          8.59          8.60
Market capitalization                                             4,659.60      3,288.47      5,053.15
                                         ------       ------      --------      --------      --------

Note: Market capitalization is calculated by considering the Indian market price for the shares outstanding at the period/year end.

                                    Revenues

                               [PERFORMANCE GRAPH]

Year ended March 31, 2002              545.05
Quarter ended September 30, 2001       137.26
Quarter ended September 30, 2002       181.45

                                Operating income

                               [PERFORMANCE GRAPH]

Year ended March 31, 2002              178.55
Quarter ended September 30, 2001        45.16
Quarter ended September 30, 2002        55.44

                                   Net income

                               [PERFORMANCE GRAPH]

Year ended March 31, 2002              164.47
Quarter ended September 30, 2001        41.29
Quarter ended September 30, 2002        46.70

                                    Form 6-K
                                  Page 22 - 46

Shareholder information

1.  Registered office                                            Electronics City, Hosur Road, Bangalore - 561 229, India
                                                                 Tel.: +91-80-852 0261, Fax: +91-80-852 0362
                                                                 Homepage: www.infosys.com


2.  Listing on stock exchanges                                   In India:  National Stock Exchange of India Ltd. (NSE)
                                                                            The Stock Exchange, Mumbai (BSE)
                                                                            Bangalore Stock Exchange Ltd. (BgSE)
                                                                 Outside India:  NASDAQ National Market in the United States

3.  Par value of equity shares                                   Rs. 5 each fully paid-up

4.  Registrar and share transfer agents                          Karvy Consultants Limited,
    Share transfers in physical form and other                   Registrars and Share Transfer Agents;
    communication regarding share certificates,                  T.K.N. Complex, No. 51/2, Vanivilas Road;
    dividends, change of address, etc. may be addressed to:      Opposite National College, Basavanagudi;
                                                                 Bangalore 560 004, India.
                                                                 Tel.: +91-80-662-1184, Fax: +91-80-662-1169
                                                                 E-mail: kannans@karvy.com

5.  Stock market data relating to shares listed in India

    a. The company's market capitalization is included in the computation of the BSE-30 Sensitive Index (Sensex), the BSE Dollex and S&P CNX NIFTY Index.

    b. Monthly high and low quotations as well as the volume of shares traded at National, Mumbai and Bangalore Stock Exchanges for the quarter ended September 30,2002 are:

                            NSE                                   BSE                               BgSE
               --------------------------------     --------------------------------     -----------------------------
               High      Low          Volume          High       Low        Volume        High         Low      Volume
               Rs.        Rs.          Nos.            Rs.        Rs.        Nos.          Rs.         Rs.       Nos.
              ------     -----      -----------     ------     -------   -----------     -----        ----      ------
Jul 2002      3,480      2,975      1,19,84,211      3,478      2,972      58,92,906      --           --         --
Aug           3,635      2,937      1,27,09,793      3,644      2,935      58,59,212      --           --         --
Sep           3,708      3,330      1,25,70,577      3,710      3,365      52,99,771      --           --         --
              ------     -----      -----------     ------     -------   -----------     -----        ----      ------
Total                               3,72,64,581                          1,70,51,889
                                    -----------                          -----------

Volume traded/ shares outstanding (%)(*)
September 30, 2002                        58.16                                26.61                               --
September 30, 2001                        58.29                                35.94                             .001
                                          -----                                -----                             ----

(*) The number of shares outstanding as of September 30,2002 is 6,40,70,030. The equity shares underlying the American Depositary Shares (ADSs) have been excluded for the purpose of this calculation.

6.  Share transfer system

    Shares sent for physical transfer are effected after giving a notice of 15 days to the seller for sale confirmation. The share transfer committee of the company meets as often as required.

    The total number of shares transferred in physical form during the three-month period ended September 30,2002 was NIL (quarter ended September 30, 2001 - 9,000).

7.  Investors' services - complaints received

                                                            Quarter ended
                                          -------------------------------------------------
                                             September 30, 2002        September 30, 2001
                                          -----------------------   -----------------------
Nature of complaints                      Received    Attended to   Received    Attended to
--------------------                      ---------   -----------   --------    -----------
Non-receipt of: dividend warrants              41         41           52           52
                Dividend in ECS mode           34         34           --           --
                Split shares/bonus shares       1          1           --           --
                Share certificates             --         --            1            1
                                             ----       ----         ----         ----
Total                                          76         76           53           53
                                             ----       ----         ----         ----

    The company has attended to most of the investors' grievances/correspondence within a period of 10 days from the date of receipt of the same, during the quarter ended September 30, 2002 except in cases that are constrained by disputes or legal impediments.

8.  Legal proceedings

    There are some pending cases relating to disputes over title to shares, in which the company is made a party. However, these cases are not material in nature.

9.  Categories of shareholders as on September 30

                                                     2002                                          2001
                                ---------------------------------------------    ------------------------------------------
                                    No. of          Voting          No. of         No. of         Voting         No. of
Category                        shareholders      strength(%)     shares held    shareholders    strength(%)   shares held
--------                        ------------      -----------    ------------    ------------    -----------  -------------
Individuals                          82,609          17.43        1,15,42,056      89,117          20.25      1,33,95,950
Companies                             3,036           1.09           7,19,104       3,415           1.01         6,67,319
NRIs/OCBs                               842           1.06           7,02,906         742           0.67         4,45,388
FIIs                                    308          37.67        2,49,42,998         361          34.61      2,28,97,389
Mutual Funds, Banks, FIs                196           9.68          64,10,994         187          10.10        66,85,980
Founders and their families              23          28.56        1,89,07,585          23          28.92      1,91,33,460
Trusts                                    8           1.28           8,44,387          19           1.28         8,44,514
Equity shares underlying
  American Depositary Shares(*)           1           3.23          21,35,150           1           3.16        20,90,717
                                     ------         ------        -----------      ------         ------      -----------
Total                                87,023         100.00        6,62,05,180      93,865         100.00      6,61,60,717
                                     ------         ------        -----------      ------         ------      -----------

     (*) Held by beneficial owners outside India

10. Financial calendar (tentative and subject to change)

    Interim dividend payment                                               November 8, 2002
    Financial reporting for the third quarter ending December 31, 2002     January 10, 2003
    Financial results for the year ending March 31, 2003                   April 10, 2003
    Annual General Meeting for the year ending March 31, 2003              May / June 2003

11. Investors' correspondence in India

    For investor matters                                                   For queries relating to financial statements

    V. Balakrishnan                                                        T. V. Mohandas Pai
    Company Secretary & Vice President - Finance                           Director and Chief Financial Officer
    Investors' Service Cell                                                Infosys Technologies Ltd.,
    Infosys Technologies Ltd.,                                             Electronics City
    Electronics City                                                       Hosur Road, Bangalore 561 229, India
    Hosur Road, Bangalore 561 229, India                                   Tel.: +91-80-852-0396, Fax: +91-80-852-0754
    Tel.: +91-80-852-0440, Fax: +91-80-852-0754                            E-mail: mdpai@infosys.com
    E-mail: balakv@infosys.com

12. Stock Exchange Codes

    Reuters code                Bridge code                     Bloomberg code
    ---------------             ----------------                --------------
    INFY.BO (BSE)               IN;INF (BSE)                    INFO IN (BSE)
    INFY.NS (NSE)               IN;INFN (NSE)                   NINFO IN (NSE)
    INFY.O (NASDAQ)             US;INFY (NASDAQ)

13. Stock market data relating to American Depositary Shares (ADSs)

    a.  ADS(*) listed at                NASDAQ National Market in the United
                                        States

    b.  Ratio of ADS to equity shares   2 ADS for one equity share

    c.  ADS symbol                      INFY

    d. The American Depositary Shares issued under the ADS program of the company were listed on the NASDAQ National Market in the United States on March 11, 1999. The monthly high and low quotations as well as the volume of ADSs traded at the NASDAQ National Market for the quarter ended September 30, 2002 are:

                                High                           Low
                        ---------------------          --------------------              Volume
                          $              Rs.             $             Rs.                Nos.
                        -----           -----          -----          -----            ---------
    Jul 2002            57.00           2,775          48.00          2,337            16,86,500
    Aug                 57.75           2,802          49.50          2,402            17,03,000
    Sep                 60.68           2,937          53.05          2,568            14,87,300
                                                                                       ---------
    Total                                                                              48,76,800
                                                                                       ---------


(*) 2 ADS = 1 equity share. US $ has been converted into Indian rupees at the monthly closing rates.

The number of ADSs outstanding as on September 30, 2002 was 42,70,300. The percentage of volume traded to the total float was 114.20%.

    e.  Investor correspondence in    P. R. Ganapathy
        the US may be addressed to    Investor Relations Officer
                                      Infosys Technologies Limited
                                      34760, Campus Drive,
                                      Fremont CA 94555, USA.
                                      Tel.: +1-510-742-3030, Mobile: +1-510-872-4412,
                                      Fax: +1-510-742-2930, E-mail: guns@infosys.com

14. ECS mandate

    The company has received complaints regarding non-receipt of dividend warrants. All shareholders are requested to update their bank account details with their respective depositories urgently. This would enable the company to service its investors better. A copy of the ECS mandate form is provided elsewhere in the report. The ECS mandate form duly filled-up should be sent to the depository participant with whom the shareholder maintains his/her demat account.

15. Change of address

    The company has received complaints regarding non-receipt of dividend warrants and other corporate communications. All shareholders are requested to update their current address with their respective depositories immediately. This would enable the company to service its investors better.

                  ELECTRONIC CLEARING SERVICE (CREDIT CLEARING)

                                  MANDATE FORM

   Shareholder's authorization to receive dividends through Electronic Credit
                               Clearing Mechanism

1.  Name of the first/sole shareholder

2.  Folio No.

3.  Particulars of bank account of first/sole shareholder

    a.  Name of the Bank

    b.  Branch

        Address of the branch

        Telephone no. of the branch

    c. 9-digit code number of the Bank and Branch appearing on the MICR cheque issued by the bank

    d.  Account number
        (as appearing on the cheque book/passbook)

    e.  Account type
        (S.B. account/current account or cash credit) with code 10/11/13

    f.  Ledger no. / Ledger folio no.
        (if appearing on the cheque book/passbook)

(In lieu of the bank certificate to be obtained as under, please attach a blank cancelled cheque, or photocopy of a cheque or the front page of the savings bank passbook issued to you by your bank, for verification of the above particulars.)

I hereby declare that the particulars given above are correct and complete. If the transaction is delayed or not effected at all for reasons of incomplete or incorrect information, I will not hold Infosys Technologies Limited responsible. I have read the option invitation letter and agree to discharge the responsibility expected of me as a participant under the scheme.

Date  :
Place :

Signature of the shareholder

--------------------------------------------------------------------------------
 Certified that the particulars furnished above are correct as per our records.

Bank's Stamp

Signature of the Authorized Official

Date :
from the Bank

Note:

1.  Please fill in the attached Mandate Form and send it to:

    (i) the Depository Participant who is maintaining your demat account in case your shares are dematerialized.

    (ii) the address of our Registrars and Share Transfer Agents, M/s. Karvy Consultants Limited, No. 51/2, T.K.N. Complex, Vanivilas Road, Opp. National College, Basavanagudi, Bangalore - 560 004 in case you are holding physical share certificates.

2. Kindly note that the information provided by you should be accurate and complete in all respects and duly certified by your bank. In lieu of the bank certificate, you may attach a blank cancelled cheque or photocopy of a cheque or the front page of the Savings Bank passbook issued to you by your bank, for verification of the above particulars.

3. In case of more than one folio please complete the details on separate sheets.

4. The information provided by you will be treated confidential and would be utilised only for the purpose of effecting the payments meant for you. You also have the right to withdraw from this mode of payment by providing the Company with an advance notice of 6 weeks.

                     This page is intentionally left blank

Infosys Technologies Limited

United States              UK                           Netherlands                Chennai                  Mysore
Addison                    11th Floor, Emerald House    Newtonlaan 115,            No. 138                  No. 350
15305 Dallas Parkway       7/15 Lansdowne Road          3584 BH Utrecht            Old Mahabalipuram Road   Hebbal Electronics City
Suite 210                  Croydon, CR0 2BX, Surrey     The Netherlands            Sholinganallur           Hootagalli,
Addison, TX 75001          Tel: (44) 20 8774 3300       Tel: (31) 0 302106462      Chennai-600 119          Mysore-571 186
Tel: (972) 770 0450        Fax: (44) 20 8686 6631       Fax: (31) 0 302106860      Tel: (91) 44 4509530/40  Tel: (91) 821 404101
Fax: (972) 770 0490                                                                Fax: (91) 44 4500390     Fax: (91) 821 404200
                           Castle House                 Scandinavia
Bellevue                   37-45 Paul Street,           Stureplan 4C, 4tr          Hyderabad                New Delhi
10900 NE 4th Street #2300  London                       114 35, Stockholm, Sweden  Survey No. 210           K30, Green Park Main
Bellevue, WA 98004         EC 2ALLS                     Tel: (46) 8 463 1112       Manikonda Village        Behind Green Park Market
Tel: (425) 990 1028        Tel: 020 7549 6900           Fax: (46) 8 463 1114       Lingampally              New Delhi-110 066
Fax: (425) 990 1029        Fax: 02072518320                                        Rangareddy (Dist)        Tel: (91) 11 6514829-30
                                                        Singapore                  Hyderabad-500 019        Fax: (91) 11 6853366
Berkeley Heights           Australia                    30, Raffles Place          Tel: (91) 40 3005222
Two Connell Drive          Level 7, 505 St. Kilda Road  #23-00 Caltex House        Fax: (91) 40 3005223     Pune
Suite 4100                 Melbourne, Victoria 3004     Singapore 048622                                    Plot No. 1;
Berkeley Heights           Tel: (61) 3 9868 1607        Tel: (65) 6233 6820        Mangalore                Pune Infotech Park
NJ 07922                   Fax: (61) 3 9868 1652        Fax: (65) 6233 6905        Kuloor Ferry Road        At Post Hinjawadi
Tel: (908) 286 3100                                                                Kottara                  Taluka Mulshi
Fax: (908) 286 3125        Level 4, 90 Mount Street     Switzerland                Mangalore-575 006        Pune-411 027
                           North Sydney NSW 2060        Dreikonigstrasse 31A       Tel: (91) 824 451485-88  Tel: (91) 20 2932800/01
Fremont                    Tel: (61) 2 9954 0036        8002 Zurich                Fax: (91) 824 451504     Fax: (91) 20 2932832
34760 Campus Drive         Fax: (61) 2 8904 1344        Tel: (41) 1 208 3905
Fremont, CA 94555                                       Fax: (41) 1 208 3500       Mohali (Chandigarh)
Tel: (510) 742 3000        Level 9,                                                B 100, Industrial Area
Fax: (510) 742 3090        114, Albert Road             United Arab Emirates       Phase 8 Mohali
                           South Melbourne              Y-45, P. O. Box 8230       (SAS Nagar)-160 059
Lake Forest                                             Sharjah Airport            Punjab
25341 Commercentre Drive   Belgium                      International Free         Tel: (91) 172 390510
Suite 150                  Dreve Richelle 161           Zone (Saif Zone) Sharjah        (91) 172 257191, 92
Lake Forest, CA 92630      Building N 1410 Waterloo     Tel: (971) 6 5571 068      Fax: (91) 172 254193
Tel: (949) 455 9161        Brussels                     Fax: (971) 6 5571 056
Fax: (949) 609 0694        Tel: (322) 352 8718                                     Mumbai
                           Fax: (322) 352 8844          India                      85-C Wing, 8th Floor
Lisle                                                   Bangalore                  Mittal Towers
2300 Cabot Drive           Canada                       Electronics City           Nariman Point
Ste 250, Lisle, IL 60532   5140 Yonge Street            Hosur Road                 Mumbai-400 021
Tel: (630) 482 5000        Suite 1400                   Bangalore-561 229          Tel: (91) 22 2882911/14
Fax: (630) 505 9144        Toronto, Ontario M2N 6L7     Tel: (91) 80 8520261       Fax: (91) 22 2846489
                           Tel: (416) 224 7400          Fax: (91) 80 8520362
Marietta                   Fax: (416) 224 7474
400 Galleria parkway,                                   Reddy Building
Suite 1490, Atlanta        France                       K-310, 1st Main
GA 30339                   12 Avenue de l'Arche         5th Block, Koramangala
Tel: 770 980 7955          Faubourg de l'Arche          Bangalore-560 095
Fax: 770 980 7956          92419 Courbevoie Cedex       Tel: (91) 80 5532591/92
                           Paris                        Fax: (91) 80 5530391
Ohio                       Tel: (33)1 4691 8456
6543-6631,                 Fax: (33)1 4691 8800         Pavithra Complex
Commerce Parkway,                                       #1, 27th Main, 2nd Cross
Dublin Ohio,43017          Germany                      1st Stage, BTM Layout
Tel: (614) 792 9907        TOPAS 1                      Bangalore-560 068
Fax: (614) 792 9929        Mergenthalerallee 77         Tel: (91) 80 6680182 - 85
                           65760 Eschborn/Frankfurt     Fax: (91) 80 6680181
Phoenix                    Tel: (49) 6196 9694 0
10851 N Black Canyon       Fax: (49) 6196 9694 200      Infosys Towers
Hwy                                                     No. 27, Bannerghatta Road
#830, Phoenix, AZ 85029    Hong Kong                    3rd Phase, J.P. Nagar
Tel: (602) 944 4855        16F Cheung Kong Centre       Bangalore-560 076
Fax: (602) 944 4879        2 Queen's Road Central       Tel: (91) 80 6588668
                           Central, Hong Kong           Fax: (91) 80 6588676
Quincy                     Tel: (852) 2297 2231
Two Adams Place,           Fax: (852) 2297 0066         Bhubaneswar
Quincy MA 02169                                         Plot No. E/4, Info City
Tel: (781) 356 3100        Japan                        Bhubaneswar-751 024
Fax: (781) 356 3150        Kearny Place Akasaka, 2F     Orissa, India
                           2-21-25, Akasaka             Tel: (91) 674 320001-32
Troy                       Minato-Ku                    Fax: (91) 674 320100
100 Liberty Center         Tokyo 107-0052
#200, West Big Beaver      Tel: (81) 3 5545 3251
Troy MI 48084              Fax: (81) 3 5545 3252
Tel: (248) 524 0320
Fax: (248) 524 0321


Bankers                    Visit Infosys at
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